Exhibit 5.2

June 29, 2018
Greenlight Capital Re, Ltd. 65 Market Street, Suite 1207 Camana Bay PO Box 31110 Grand Cayman, KY1-1205 Cayman Islands
Dear Sirs
Greenlight Capital Re, Ltd.
We act as Cayman Islands counsel to Greenlight Capital Re, Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement references the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate principal amount of the Company’s securities (each a "Security" and collectively the “Securities”) consisting of Class A ordinary shares, par value $0.10 per share (“Ordinary Shares”); preferred shares, par value $0.10 per share (“Preferred Shares,” together with the Ordinary Shares, the “Equity Securities”); depositary shares representing fractional interests in deposits of Equity Securities (“Depositary Shares”); senior unsecured and subordinated unsecured debt securities to be issued pursuant to the applicable indenture to be entered into by the Company and the Trustee (as defined in Schedule 1) (the “Debt Securities”); warrants to purchase Equity Securities (“Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into by the Company and a warrant agent named therein (“Warrant Agent”); and purchase contracts obligating the Company to buy or sell Equity Securities or Depositary Shares from or to the holder of such contract (“Purchase Contracts”).   We have been advised that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus contained therein and Prospectus Supplements pursuant to Rule 415 under the Act and that this opinion requires to be furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.
In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.
We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.  Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Documents nor upon matters of fact or the commercial terms of the transactions contemplated by the Documents.
Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.
The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.
With respect to Ordinary Shares, when (a) the board of Directors (the "Board") has taken all necessary corporate action to approve the issuance thereof, the terms of the offering thereof and related matters, and (b) either (i) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made, or (ii) if such Ordinary Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange,

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redemption, repurchase or exercise for Ordinary Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Ordinary Shares) received, and (c) valid book-entry notations are made in the register of members of the Company, the Ordinary Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

3.
With respect to Preferred Shares, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Preferred Shares and to approve the issuance thereof, the terms of the offering thereof and related matters, and (b) either (i) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Preferred Shares) has been made, or (ii) if such Preferred Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other Security, the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption, repurchase or exercise for Preferred Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Preferred Shares) received, and (c) valid book-entry notations are made in the register of members of the Company, the Preferred Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

4.
With respect to the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the deposit agreement relating to the Depositary Shares (the “Deposit Agreement”), the issuance of the shares to be subject thereto to the applicable depositary, and the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly executed by the Company and a depositary, (c) the Depositary Shares have been duly executed, authenticated, issued and delivered in accordance with the Deposit Agreement and applicable definitive underwriting, purchase or similar agreement, and (d) payment of the consideration for the shares subject to the Deposit Agreement has been received by the Company (being not less than the par value of the shares subject to the Deposit Agreement) and valid book-entry notations have been made in the share register of the Company in respect of the shares subject to the Deposit Agreement, the Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.
With respect to the Debt Securities, the applicable indenture (each an "Applicable Indenture") will constitute the legal, valid and binding agreement of the Company and when such Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the applicable indenture, such Debt Securities will be validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.
With respect to the Warrants, when (a) the Warrant Agreement has been duly executed and delivered, (b) the Warrants have been duly executed by the Company and duly authenticated by the Warrant Agent in accordance with the terms of that Warrant Agreement, and (c) the Warrants have been delivered to, paid for and countersigned by the relevant underwriters pursuant to the terms of a warrant underwriting agreement, the Warrants will be validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.
With respect to the Purchase Contracts, when (a) a purchase contract agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly executed and delivered and (b) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement, such Purchase Contracts will be validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

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This opinion shall be construed in accordance with the laws of the Cayman Islands.
Yours faithfully
/s/ WALKERS
WALKERS

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SCHEDULE 1
LIST OF DOCUMENTS EXAMINED

1.
The Certificate of Incorporation dated 13 July 2004, Memorandum and Articles of Association as registered on 10 July 2008, Register of Directors, in each case, of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the "Company Records").

2.	A copy of a Certificate of Good Standing dated 27 June 2018 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the "Certificate of Good Standing").

3.
A copy of an officer's certificate signed by the secretary of the Company dated 29 June 2018 certifying the authorising written resolutions of the Board of Directors of the Company scheduled thereto (the "Resolutions").

4.	Copies of the following:

(a)	the Registration Statement on Form S-3 dated 29 June 2018;

(b)	a form of the senior debt indenture, filed as Exhibit 4.2 to the Registration Statement, to be entered into between the Company and Computershare Trust Company, N.A., as trustee (the "Trustee");

(c)	a form of the subordinated debt indenture, filed as Exhibit 4.3 to the Registration Statement, to be entered into between the Company and the Trustee;

The documents listed in paragraphs 4(a) to (c) above inclusive and any document related thereto are collectively referred to in this opinion as the "Documents". The documents listed in paragraphs 4(b) and (c) above inclusive are each referred to in this opinion as the "Form of Applicable Indenture" and together the "Forms of Applicable Indenture".

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SCHEDULE 2
ASSUMPTIONS

1.
There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Documents and, insofar as any obligation expressed to be incurred under the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2.	The Documents are within the capacity, power, and legal right of, and have been or will be duly authorised, executed and delivered by, each of the parties thereto.

3.
The Documents constitute or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms as a matter of the laws of all relevant jurisdictions.

4.
The choice of the laws of the jurisdiction selected to govern each of the Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than the Cayman Islands).

5.
All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Documents outside the Cayman Islands to ensure the legality, validity and enforceability of the Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

6.	All conditions precedent, if any, contained in the Documents have been or will be satisfied or waived.

7.	The Board of Directors of the Company considers the execution of the Documents and the transactions contemplated thereby to be in the best interests of the Company.

8.	No disposition of property effected by the Documents is made for an improper purpose or wilfully to defeat an obligation owed to a creditor and at an undervalue.

9.
The Company was on the date of execution of the Documents to which it is a party able to pay its debts as they became due from its own moneys, and any disposition or settlement of property effected by any of the Documents is made in good faith and for valuable consideration and at the time of each disposition of property by the Company pursuant to the Documents the Company will be able to pay its debts as they become due from its own moneys.

10.
The originals of all documents examined in connection with this opinion are authentic.  The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions or any power of attorney given by the Company to execute the Documents.  All documents purporting to be sealed have been so sealed.  All copies are complete and conform to their originals.

11.
Any Document was either executed as a single physical document (whether in counterpart or not) in full and final form or, where any Document was executed by or behalf of any company, body corporate or corporate entity, the relevant signature page was attached to such Document by, or on behalf of, the relevant person or otherwise with such person's express or implied authority.

12.	The Memorandum and Articles of Association reviewed by us are the Memorandum and Articles of Association of the Company in force at the date hereof.

13.
The Company Records are complete and accurate and constitute a complete and accurate record of the business transacted and resolutions adopted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

14.
There are no records of the Company (other than the Company Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary

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the transactions envisaged in the Documents or restrict the powers and authority of the Directors of the Company in any way or which would affect any opinion given herein

15.	The Resolutions were duly adopted at duly convened meetings of the Board of Directors and such meetings were held and conducted in accordance with the Articles of Association of the Company.

16.	The Resolutions and any power of attorney given by the Company to execute the Documents remain in full force and effect and have not been revoked or varied.

17.
No resolution voluntarily to wind up the Company has been adopted by the members and no event of a type which is specified in the Articles of Association of the Company as giving rise to the winding up of the Company (if any) has in fact occurred.

18.
As a matter of all relevant laws (other than the laws of the Cayman Islands), any power of attorney given by the Company to execute the Documents has been duly executed by the Company and constitutes the persons named therein as the duly appointed attorney of the Company with such authority as is specified therein.

19.	None of the Documents constitute a security interest for the purposes of all relevant laws other than the laws of the Cayman Islands.

20.
The Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Act and such effectiveness shall not have been terminated or rescinded or been the subject of a stop order.

21.
For each type or series of Securities the Company offers by means of a Prospectus, the Company will have prepared and filed with the Commission under the Act, a Prospectus Supplement which describes that type or series and, if Securities of another type or series are issuable upon the conversion, exchange, redemption, repurchase or exercise of the Securities being offered, which also describes that other type or series.

22.
The Company will have offered, issued and sold the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement and otherwise in compliance with all applicable United States federal and state securities laws.

23.
The Company will have secured the prior approval (or exemption from approval) of the Cayman Islands Monetary Authority to the sale and issue of the Securities in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement insofar as such consent or exemption is required under Cayman Islands law.

24.
In the case of Securities of any type which the Company issues and sells, the board of directors of the Company (or any committee of one or more members of that board of directors which that board of directors has duly designated) will have taken all corporate action necessary to authorise the issuance of those Securities and the other Securities, if any, issuable upon the conversion, exchange, redemption, repurchase or exercise of those Securities, reserved for issuance such other Securities, if any, issuable upon the conversion, exchange, redemption, repurchase or exercise of those Securities and approved the terms of the offering and sale of those Securities.

25.
The Company and the initial purchasers of the Securities of any type will have duly authorised, executed and delivered a definitive underwriting, purchase or similar agreement relating to those Securities.

26.
In the case of any Securities issuable upon the conversion, exchange, redemption, repurchase or exercise of other Securities, those Securities will be available for issuance upon that conversion, exchange, redemption, repurchase or exercise.

27.
In the case of Depositary Shares, (i) the Board will have designated and established the terms of such Depositary Shares and any related deposit agreement and such Depositary Shares will not include any provision that is unenforceable; (ii) forms of such Depositary Shares complying with the terms of the deposit agreement and evidencing those Depositary Shares will have been duly executed and delivered in accordance with the provisions of the deposit agreement; and (iii) any such deposit agreement shall have been duly authorised, executed and delivered by the parties thereto, and shall be valid and binding obligations of such parties, enforceable against such parties in accordance with its terms and governing law.

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28.
Each Applicable Indenture shall have been duly authorised, executed and delivered by the Company and the Trustee, and that at the time of execution, authentication, issuance and delivery of the applicable Debt Securities, the applicable indenture will be valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms and will be in the form of Exhibit 4.2 or Exhibit 4.3 to the Registration Statement as is relevant.

29.
In the case of Debt Securities of any series, (i) the Board will have designated and established the terms of the series to which those Debt Securities belong and those Debt Securities will not include any provision that is unenforceable; (ii) forms of Debt Securities complying with the terms of the applicable indenture and evidencing those Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture.

30.
In the case of the Warrants, (i) the Board will have designated and established the terms of such Warrants and any related Warrant Agreement and such Warrant and any related Warrant Agreement will not include any provision that is unenforceable; (ii) forms of such Warrants complying with the terms of the related Warrant Agreement and evidencing those Warrants will have been duly executed and delivered in accordance with the provisions of the related Warrant Agreement; and (iii) any such Warrant Agreement shall have been duly authorised, executed and delivered by the parties thereto, and shall be valid and binding obligations of such parties, enforceable against such parties in accordance with its terms and its governing law.

31.
In the case of Purchase Contracts, (i) the Board will have designated and established the terms of such Purchase Contracts and any related purchase contract agreements and such Purchase Contracts and related purchase contract agreements will not include any provision that is unenforceable; (ii) forms of such Purchase Contracts complying with the terms of the related purchase contract agreements and evidencing those Purchase Contracts will have been duly executed and delivered in accordance with the provisions of the related purchase contract agreements; and (iii) any such purchase contract agreements shall have been duly authorised, executed and delivered by the parties thereto, and shall be valid and binding obligations of such parties, enforceable against such parties in accordance with its terms and its governing law.

32.
Where each of the Applicable Indentures provided to us are unexecuted, incomplete and/or undated, they will be duly executed, completed and/or dated (as the case may be) and delivered by all the parties thereto in the same form as the relevant Form of Applicable Indenture (as defined in Schedule 1) and they will not be altered in any material way which affects this opinion.

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SCHEDULE 3
QUALIFICATIONS

1.
The term "enforceable" and its cognates as used in this opinion means that the obligations assumed by any party under the Documents are of a type which the Courts enforce.  This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms.  In particular:

(a)
enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)
enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)
where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)	a judgment of a Court may be required to be made in Cayman Islands dollars;

(f)
to the extent that any provision of the Documents is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of the Documents which imposes additional obligations in the event of any breach or default, or of payment or prepayment being made other than on an agreed date, may be limited to the extent that it is subsequently adjudicated to be penal in nature and not an attempt to make a reasonable pre-estimate of loss;

(g)	to the extent that the performance of any obligation arising under the Documents would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

(h)
in the case of an insolvent liquidation of the Company, its liabilities are required to be translated into the functional currency of the Company (being the currency of the primary economic environment in which it operated as at the commencement of the liquidation) at the exchange rates prevailing on the date of commencement of the voluntary liquidation or the day on which the winding up order is made (as the case may be);

(i)	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard;

(j)
the effectiveness of terms in the Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2.	Cayman Islands stamp duty will be payable on any Documents that are executed in or brought to the Cayman Islands, or produced before a Court.

3.
A certificate, determination, calculation or designation of any party to the Documents as to any matter provided therein might be held by a Court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, for example if it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

4.
If any provision of the Documents is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Courts notwithstanding any express provisions in this regard.

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5.
Every conveyance or transfer of property, or charge thereon, and every payment obligation and judicial proceeding, made, incurred, taken or suffered by a company at a time when that company was unable to pay its debts within the meaning of section 93 of the Companies Law (2013 Revision) of the Cayman Islands (the "Companies Law"), and made or granted in favour of a creditor with a view to giving that creditor a preference over the other creditors of the company, would be invalid pursuant to section 145(1) of the Companies Law, if made, incurred, taken or suffered within the six months preceding the commencement of a liquidation of the Company.  Such actions will be deemed to have been made with a view to giving such creditor a preference if it is a "related party" of the company.  A creditor shall be treated as a related party if it has the ability to control the company or exercise significant influence over the company in making financial and operating decisions.

6.
Any disposition of property made at an undervalue by or on behalf of a company and with an intent to defraud its creditors (which means an intention to wilfully defeat an obligation owed to a creditor), shall be voidable:

(a)	under section 146(2) of the Companies Law at the instance of the company's official liquidator; and

(b)	under the Fraudulent Dispositions Law, at the instance of a creditor thereby prejudiced,

provided that in either case, no such action may be commenced more than six years after the date of the relevant disposition.

7.
If any business of a company has been carried on with intent to defraud creditors of the company or creditors of any other person or for any fraudulent purpose, the Court may declare that any persons who were knowingly parties to the carrying on of the business of the company in such manner are liable to make such contributions, if any, to the company's assets as the Court thinks proper.

8.
Notwithstanding any purported date of execution in any of the Documents, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Documents may provide that they have retrospective effect as between the parties thereto alone.

9.
Under the laws of the Cayman Islands, persons who are not party to a Document (other than persons acting pursuant to powers contained in a deed poll) have no direct rights or obligations under such Document unless such Document expressly provides in writing that such persons may in their own right enforce a term of such Document under The Contracts (Rights of Third Parties) Law (2014) of the Cayman Islands.

10.
Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Law on the date of issue of the certificate if all fees and penalties under the Companies Law have been paid and the Registrar has no knowledge that the Company is in default under the Companies Law.

11.	We express no opinion upon the effectiveness of any clause of the Documents providing that the terms of such Document may only be amended in writing.

12.
Where a document provides for an exclusive or non-exclusive jurisdiction clause submitting (or permitting the submission) to the jurisdiction of the Courts, a Court may decline to accept jurisdiction in any matter where:

(a)	it determines that some other jurisdiction is a more appropriate or convenient forum;

(b)	another court of competent jurisdiction has made a determination in respect of the same matter; or

(c)	litigation is pending in respect of the same matter in another jurisdiction.

Proceedings may be stayed in the Cayman Islands if concurrent proceedings in respect of the same matter are or have been commenced in another jurisdiction.

13.
Where a document provides for an exclusive jurisdiction clause submitting to a jurisdiction of a court other than the Courts, notwithstanding any provision of the document providing for the exclusive jurisdiction of a court other than the Courts, the Court may, if it is satisfied that it is just and equitable to allow such proceedings to continue in the Cayman Islands:

(a)	decline to stay proceedings issued in contravention of such provision; or

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(b)	grant leave to serve Cayman Islands proceedings out of the Cayman Islands.

14.
If any amount paid by or to any party to the Documents or any property received or disposed of by any party to the Documents in each case in connection with the performance of the Documents or the consummation of the transactions contemplated thereby (any such amount or property, the "Relevant Property") constitutes or will constitute criminal property (as defined in the Proceeds of Crime Law (2014 Revision) of the Cayman Islands (the "Proceeds of Crime Law") or terrorist property (as defined in the Terrorism Law (2011 Revision) of the Cayman Islands (the "Terrorism Law")) then an offence may be committed under the Proceeds of Crime Law. If the performance of the Documents or the consummation of the transactions contemplated thereby constitutes an arrangement which facilitates the retention or control by or on behalf of another person of terrorist property by concealment, by removal from the jurisdiction or by transfer to nominees or if any party to the Documents:

(a)	pays, disposes of or receives any Relevant Property with the intention that it should be used, or with reasonable cause to suspect that it will or may be used, for the purposes of terrorism;

(b)	knows or has reasonable cause to suspect that Relevant Property has been used directly or indirectly in the commission of an act of terrorism or will or may be used for the purposes of terrorism; or

(c)	acquires Relevant Property as a result of or in connection with acts of terrorism,

then an offence may be committed under the Terrorism Law.
We express no opinion on and our opinions are subject to the effect, if any, of any provisions of any Document that relies upon financial or numerical computation.